                   INFINITY PROPERTY AND CASUALTY CORPORATION

                  EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statement and related prospectus of Infinity Property and Casualty Corporation of our report dated March 18, 2003, with respect to the consolidated financial statements and schedules of Infinity Property and Casualty Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2002.

                                Registration
          Form                     Number                   Description
-----------------------         ------------        --------------------------
S-8                              333-103309         Deferred Compensation Plan
S-8                              333-109445         2002 Stock Option Plan

Cincinnati, Ohio                                    /s/ ERNST & YOUNG LLP
April 1, 2004